UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2010
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 734-6799
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Bylaws.
On April 7, 2010, the Board of Directors of Chesapeake Utilities Corporation (the “Company”) approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) effective as of the same date. The material amendments to the Bylaws provide for the following:
(a) The Company’s President no longer automatically serves as the Chief Executive Officer in the event the Chair of the Board has not been designated the Chief Executive Officer;
(b) Certain powers and authority previously delegated to the Company’s President pursuant to the Bylaws are now delegated to the Chief Executive Officer;
(c) Written notice of a director resignation is given to the Chair of the Board and contemporaneously to the Secretary of the Company; and
(d) The list of officers that the Board of Directors may appoint was expanded to specifically include a Vice Chair and a Chief Executive Officer and the duties of certain of the officers were clarified.
Item 9.01. Exhibits.
Exhibit 3 — Amended and Restated Bylaws, dated April 7, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation
/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: April 13, 2010